Exhibit 99


        RF Monolithics Reports First Quarter Financial Results

  Exceeds Guidance with a Quarterly Profit and Record Quarterly Sales

    DALLAS--(BUSINESS WIRE)--Dec. 20, 2007--RF Monolithics, Inc. (NASDAQ: RFMI) today reported sales for the first quarter ended November 30, 2007, of $ 16.2 million compared to sales of $15.8 million for the first quarter of the prior year. The Company reported net income, calculated in accordance with generally accepted accounting principles ("GAAP"), of $113,000 or $0.01 per diluted share compared to a GAAP net loss of $335,000 or $0.04 per diluted share for the prior year's first quarter. Non-GAAP net income for the quarter, which excludes intangible acquisition expenses and stock compensation expense, was $683,000 or $0.07 per diluted share compared to a non-GAAP net income of $452,000 or $0.05 per diluted share for the prior year's first quarter.

    David M. Kirk, President and CEO of RF Monolithics, Inc., commented, "We reported a strong quarter today which was the result of our effective performance of two of our strategic initiatives. The first was the continued success of our wireless solutions business in the expanding machine-to-machine, or M2M, markets--wireless solutions represented $7.4 million of sales for the quarter. The second was the completion of transitioning our manufacturing operations offshore. This initiative was undertaken to reduce costs to allow our wireless components products to remain competitive in the marketplace. In addition to these strategic initiatives, our filter sales were particularly high this quarter due to rising sales for automotive satellite radio and telecom applications.

    "The result was a quarter with the highest quarterly sales in our history, our highest gross profit margin in almost ten years, and a quarterly profit; all of which exceeded guidance. We remain confident of our long-range business strategy and believe this quarter is confirmation of our ability to transform the Company and capitalize on emerging opportunities in the wireless solutions markets as well as sustaining our position as a major component supplier.

    "We expect second quarter sales to increase 15-23% over last year's second quarter sales of $12.3 million. This would represent a decline from first quarter's record sales, and is due to normal seasonality in our component sales, particularly filters. Wireless Solutions sales will increase both in amount and in proportion to the components business, due primarily to applications such as facilities and energy management. We are starting to see opportunities that combine RFM and its subsidiaries' solutions to meet a single customer's requirements.

    "With the completion of our transition to offshore manufacturing and improvement in product mix, we expect our second quarter margins to increase 300 to 500 basis points to the 40% to 42% range. Items that are excluded from our calculation of non-GAAP income, which consist of stock compensation, intangible acquisition and restructuring expenses and the gain on equipment sales, are expected to result in a somewhat lower adjustment to GAAP income than the first quarter's items, as stock compensation may be less and we expect more gains on equipment sales. On a non-GAAP basis, we expect to report a profit of $0.02 to $0.07 EPS.

    "We are slightly ahead of pace toward our targeted fiscal year 2008 sales guidance of $60 million, which we provided last February. The product mix between our Wireless Solutions and Wireless Components in fiscal year 2008 may be more equal than we had estimated as a result of our ability to maintain market-share in components and a slightly slower acceptance of wireless solutions applications. Our gross profit margin and earnings are also ramping toward our 2008 targets."

    Quarter Highlights:

    -- Sales for the quarter were a record $16.2 million, up almost 10% over the previous quarter and up nearly 3% from last year's first quarter. Wireless Solutions products contributed $7.4 million of sales this quarter.

    -- Our gross profit margin of 37.1%, the strongest reported by the Company in almost ten years, is in line with targeted margin improvement in our business model.

    -- We completed transition to offshore manufacturing with the closing of our wafer fabrication operations and going forward we should see the full impact of expected cost savings.

    -- The Company continues the expansion of its portfolio of wireless solutions products with the introduction of version
        6.2 of Aleier FM1j CMMS software; the Cirronet ZMN2405HP single chip Zigbee OEM modules; and the RFM TRC103 a single chip RFIC transceiver and the 3rd generation Virtual Wire radio products.

    -- Aleier, Inc. was selected by the City of Goodyear, a rapidly growing suburb of Phoenix, Arizona, to implement its single enterprise asset management (EAM) and computerized maintenance management system (CMMS) to meet the expanding needs of the city. Subsequent to the end of our quarter end Aleier also announced its selection as the CMMS of choice for two additional institutions of higher learning. Aleier CMMS software has proven to be a very effective choice for asset management for campus-based institutions.

    -- We expanded sales coverage with the addition in Asia of distributors Nu Horizon Electronics Corp. and WesTech Electronics Inc; and the addition in China of stocking manufacturer's representative Dalian Xin Kai Digital.

    -- We completed all obligations relating to the Cirronet acquisition including payment of the stockholders notes and earn-outs. Our earn-out obligation relating to the Aleier acquisition will be determined as of December 31, 2007.


Product Mix for Current and Prior Quarter Sales:

Wireless Solutions Group        Q1 FY08       Q4 FY07       Q1 FY07
---------------------------- ------------- ------------- -------------
    -- Aleier/Cirronet
     Brands                  $3.8 Million  $3.8 Million  $3.0 Million
    -- RFM Brands (Virtual
     Wire(TM)/RFIC)          $3.6 Million  $2.9 Million  $4.2 Million
                             ------------- ------------- -------------
            Subtotal         $7.4 Million  $6.7 Million  $7.2 Million
                             ------------- ------------- -------------

 Wireless Components Group
----------------------------
    -- Low-power Components  $2.3 Million  $2.4 Million  $2.5 Million
    -- Filter Products       $5.9 Million  $5.1 Million  $4.4 Million
    -- Frequency Control
     Modules                 $0.6 Million  $0.6 Million  $1.7 Million
                             ------------- ------------- -------------
            Subtotal         $8.8 Million  $8.1 Million  $8.6 Million
                             ------------- ------------- -------------
            Total Sales      $16.2 Million $14.8 Million $15.8 Million
                             ============= ============= =============


Market Diversification for current and comparative quarters' sales:

                                      Q1 FY08(a) Q4 FY07(a) Q1 FY07(a)
                                      ---------- ---------- ----------
    -- Automotive                         25%        26%        21%
    -- Consumer                           18%        16%        19%
    -- Industrial                         32%        31%        33%
    -- Telecom                            12%        12%        14%
    -- Other                              13%(b)     15%(b)     13%(b)

Geographic Diversification for current and prior quarters' sales:

                                       Q1 FY08    Q4 FY07    Q1 FY07
                                      ---------- ---------- ----------
    -- North America                      55%        59%        55%
    -- Europe                             12%        12%        16%
    -- Asia and the rest of the world     33%        29%        29%

    (a) Distribution sales are recognized upon shipment. Allocation of distribution sales is estimated based upon point-of-sales information provided by the distributors.

    (b) Other includes the government and medical applications and those sales through distribution which are not considered material for tracking by application by RFM's distributors.

    Non-GAAP Financial Measures

    We report net income (loss) and earnings per share (EPS) on a GAAP basis and non-GAAP basis. We believe that non-GAAP financial measures provide useful supplemental information to investors, offer a better understanding of results of operations as seen through the eyes of management and facilitate financial comparison to results for prior periods. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and analyze financial performance without the impact of certain non-cash expenses or unusual items that may obscure trends in our underlying performance. We use these non-GAAP financial measures internally to make strategic decisions, forecast future results and evaluate our financial performance. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures and may differ from non-GAAP financial measures used by other companies. The presentation of the additional information should not be considered a substitute for net income (loss) or income (loss) per share in accordance with GAAP. Reconciliation of reported net income
(loss) and reported income (loss) per share to non-GAAP net income or loss and non-GAAP income or loss per share respectively are included after the Unaudited Condensed Consolidated Statements of Operations.

    About RFM:

    RF Monolithics, Inc., headquartered in Dallas, Texas, is enabling the next generation of wireless applications with a solutions-driven, technology-enabled approach to wireless connectivity. The RFM Companies (which include wholly-owned subsidiaries Cirronet and Aleier) offers a broad range of low-power wireless solutions - from comprehensive industrial wireless sensor networks to high-performance enterprise asset management software - extending the internet to communicate with billions of unconnected machines. RFM was named to M2M Magazine's "2007 M2M 100" and "2008 M2M 100" list of the most important and influential machine-to-machine technology providers. For more information on RF Monolithics, Inc., please visit the Company's website at http://www.rfm.com.

    Forward-Looking Statements:

    This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the "Company" or "we") involve risks and uncertainties. Statements containing terms such as "believe", "expect", "plan", "anticipate", "may" or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, future financial and operating results, and benefits of our acquisitions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the ability to integrate acquisitions and alliances as planned, successful transition to a fabless business model, operation of a services business, the highly competitive market in which we operate, rapid changes in technologies that may displace products and services sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, and changes in our level of sales or profitability. as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2007. We do not assume any obligation to update any information contained in this release.

    Management Conference Call:

    RFM will host a Conference Call, open to the public, today at 5:00 p.m. ET. The public will have the opportunity to listen to the Conference Call over the Internet or by dialing toll-free 1-866-752-1354, ask to be connected to the RF Monolithics Management Conference Call (Reservation No. 22099504). Please call 10 minutes prior to scheduled start time. After the Conference Call, a replay will be available and can be accessed by dialing 1-800-642-1687 (Reservation No. 22099504). This replay will be active from 7:00 p.m. ET December 20 through January 21, 2008.

    Internet Access:

    RFM at http://www.rfm.com. Click RFM, select "About RFM" select Investor Relations, select Webcast then click on "WebCast Live". You may also access the Conference Call at http://thomsonfinancial.com.


                RF Monolithics, Inc. and Subsidiaries
      Unaudited Condensed Consolidated Statements of Operations
               (In Thousands, Except Per Share Amounts)

                                                  Three Months Ended
                                                     November 30,
                                                   2007        2006
                                                ----------  ----------

Sales                                            $ 16,238    $ 15,803
Cost of sales                                      10,212      10,226
                                                ----------  ----------
      Gross profit                                  6,026       5,577
                                                ----------  ----------
Research and development                            1,941       2,117
Sales and marketing                                 2,326       2,220
General and administrative                          1,474       1,185
Restructuring                                          99         236
                                                ----------  ----------
      Operating expenses                            5,840       5,758
                                                ----------  ----------
      Income (loss) from operations                   186        (181)
Other income expense, net                             (65)       (153)
                                                ----------  ----------
      Income (loss) before income taxes               121        (334)
Income tax expense (benefit)                            8           1
                                                ----------  ----------
      Net income (loss)                          $    113    $   (335)
                                                ==========  ==========
Earnings (loss) per share:
      Basic                                      $   0.01    $  (0.04)
                                                ==========  ==========
      Diluted                                    $   0.01    $  (0.04)
                                                ==========  ==========
Weighted average common shares outstanding:
      Basic                                         9,352       8,813
                                                ==========  ==========
      Diluted                                      10,356       8,813
                                                ==========  ==========


                RF Monolithics, Inc. and Subsidiaries
       Unaudited Reconciliation of GAAP to Non-GAAP Net Income
               (In Thousands, Except Per Share Amounts)

                                                Three Months Ended
                                            November 30,  November 30,
                                                2007          2006
                                            --------------------------
GAAP net income (loss)                         $    113      $   (335)

Add back:

Amortization of acquisition intangible
 assets and asset write-ups                         398           456

Stock compensation expense                          181            95

Asset impairments/severance costs:
   Restructuring (operating expense)                 99           236
   Net gain on sale of property and
    equipment (non-operating income)               (108)            0
                                            ------------  ------------
       Subtotal asset impairments/severance
        costs                                        (9)          236

                                            ------------  ------------
Subtotal adjustments                                570           787

Non-GAAP net income                            $    683      $    452
                                            ============  ============

Non-GAAP earnings per share:
   Basic                                       $   0.07      $   0.05
                                            ============  ============
   Diluted                                     $   0.07      $   0.05
                                            ============  ============

Weighted average common shares outstanding
   Basic                                          9,352         8,813
                                            ============  ============
   Diluted                                       10,356         9,948
                                            ============  ============


                         RF Monolithics, Inc.
           Unaudited Condensed Consolidated Balance Sheets
                            (In Thousands)

                                            November 30,   August 31,
                                                2007          2007
                                            (Unaudited)
ASSETS
Cash and cash equivalents                     $    1,178    $    2,404
Accounts receivable - net                          9,158         9,583
Inventory - net                                    9,072         8,648

Other current assets                                 642           575
                                            ------------  ------------
       Total current assets                       20,050        21,210
Property and equipment - net                       3,610         3,891
Goodwill                                          11,303        11,303

Acquisition intangible assets, net                 9,946        10,320

Other assets - net                                   985           939
                                            ------------  ------------
       Total                                  $   45,894    $   47,663
                                            ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Acquisition related liabilities          $        0    $    5,118

     Other liabilities                             8,461         8,321
                                            ------------  ------------

        Total current liabilities                  8,461        13,439


Other liabilities                                  8,395         5,654
                                            ------------  ------------

       Total Liabilities                          16,856        19,093
                                            ------------  ------------
Stockholders' equity                              29,038        28,570
                                            ------------  ------------
       Total                                  $   45,894    $   47,663
                                            ============  ============


    CONTACT: PR Financial Marketing, LLC
             Jim Blackman, 713-256-0369
             jim@prfmonline.com
             or
             RF Monolithics, Inc.
             Carol Bivings, 972-448-3767
             Director Investor Relations
             Bivings@rfm.com